Exhibit 3.3

                                     BYLAWS

                                       OF

                                 COMPUPRINT, INC.

                                    ARTICLE I
                                     OFFICES

     SECTION 1. PRINCIPAL OFFICE: The principal office of the corporation shall be located in Catawba County, North Carolina.

     SECTION 2. REGISTERED OFFICE: The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

                                   ARTICLE II

     SECTION 1. PLACE OF MEETINGS: All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

     SECTION 2. ANNUAL MEETINGS: The annual meeting of the shareholders shall be at the office of the corporation at 10:00 o'clock a.m. on the second Thursday in January, if not a legal holiday, but if a legal holiday, then on the next day following, not a legal holiday, for the purpose of electing directors of the corporation and for the transaction of such business as may properly be brought before the meeting.

     SECTION 3. SUBSTITUTE ANNUAL MEETING: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     SECTION 4. SPECIAL MEETINGS: Special meetings of the shareholders may be called at any time by the President, Secretary or Board of Directors of the corporation, or by any shareholder pursuant to the written request of the holders of not less than one-tenth of all shares entitled to vote at the meeting.

     SECTION 5. NOTICE OF MEETING: Written or printed notice stating the time and place of the meeting shall be delivered not less than ten days nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

     In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter other than election of directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

     When a meeting is adjourned for thirty days or more, notice of the adjournment shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

     SECTION 6. QUORUM: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted at the original meeting.

     The  shareholders at a meeting at which a quorum is present may continue to
do  business  until  adjournment,   notwithstanding  the  withdrawal  of  enough
shareholders to leave less than a quorum.

     SECTION 7. VOTING OF SHARES: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on the matter, unless the vote of a greater number is required by law or by the charter or bylaws of this corporation. Voting on all matters except the election of directors shall be by voice or by a show of hands unless the holders of one-tenth of shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

     SECTION 8. INFORMAL ACTION BY SHAREHOLDERS: Any action which may be taken at a meeting of the shareholders may be taken without a meeting of a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation to be kept in the Corporate Minute Book.

                                   ARTICLE III
                                    DIRECTORS

     SECTION 1. GENERAL POWERS: The business and affairs of the corporation shall be managed by the Board of Directors or by such Executive Committee as the Board may establish pursuant to these bylaws.

     SECTION 2. NUMBER, TERM AND QUALIFICATIONS: The number of directors of the corporation shall be not less than two nor more than nine. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

     SECTION 3. ELECTION OF DIRECTORS: Except as provided in Section 6 of this Article, the directors shall be elected at an annual meeting of shareholders; and these persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of directors shall be by ballot.

     SECTION 4. CUMULATIVE VOTING: Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing on record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his voting by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. This right of cumulative voting shall be exercised unless one shareholder or proxy holder announces in open meeting, before the voting for the directors shall start, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one or more that four hours, a he shall determine, or of such period of times as is unanimously then agreed upon.

     SECTION 5. REMOVAL: Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election. If any directors are so removed, new directors may be elected at the same meeting.

     SECTION 6. VACANCIES: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum or by the sole remaining director; but a vacancy created by an increase in the authorized number of directors shall be filled only by election at any annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

     SECTION 7. COMPENSATION: The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

     SECTION 1. REGULAR MEETINGS: A regular meeting of the Board of Directors shall be held immediately after, at the same place, as the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

     SECTION 2. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. Such meetings may be held either within or without the State of North Carolina.

     SECTION 3. NOTICE OF MEETINGS: Regular meetings of the Board of Directors may be held without notice.

     The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

     SECTION 4. QUORUM: A majority of the directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     SECTION 5. MANNER OF ACTING: Except as otherwise provided in this section, the act of the majority of the directors present shall be the act of the Board of Directors.

     The vote of a majority of the number of directors fixed by these bylaws shall be required to adopt a resolution constituting an executive committee. The vote of a majority of the directors then holding office shall be required to adopt, amend, or repeal a bylaw, or to adopt a resolution dissolving the corporation without action by the shareholders. Vacancies in the Board of Directors may be filled as provided in Article III, Section 6, of these bylaws.

     SECTION 6. INFORMAL ACTION BY DIRECTORS: Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all of the proceedings of the Board, whether done before or after the action is taken.

                                    ARTICLE V
                                    OFFICERS

     SECTION 1. NUMBER: The officers of the corporation shall consist of a President, a Vice-President, a Secretary, and a Treasurer. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     SECTION 2. ELECTION AND TERM: Election of officers of the corporation shall be by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies.

     SECTION 3. REMOVAL: Any officer or agent elected or appointed by the Board may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION  4.   COMPENSATION:   The  compensation  of  all  officers  of  the
corporation shall be fixed by the Board of Directors.

     SECTION 5. PRESIDENT: The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation, in accordance with these bylaws. He shall, when present, preside at all meetings of shareholders. He shall sign, with any other proper officer, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. VICE PRESIDENT: The Vice President, in the absence or disability of the President, shall perform the duties and exercise the powers of that office. In addition, he shall perform such other duties and have such powers as the Board of Directors shall prescribe.

     SECTION 7. SECRETARY: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors.

     He shall give all notices required by law and by these bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number of and class of the shares held by each. He shall sign such other instruments as may require his signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

     SECTION 8. TREASURER: The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit, or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for each fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request thereof. The Treasurer shall, in general, perform all duties as may be assigned to him from time to time by the president or by the Board of Directors.

                                   ARTICLE VI
                        CONTRACTS, LOANS, DEPOSITS, ETC.

     SECTION 1. CONTRACTS: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any such instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS AND DRAFTS: All checks, drafts, or other orders for the payment of money issued in the name of the corporation shall be signed by such office or officers, agent, or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES: Certificates representing shares of the corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President and the Secretary or Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

     SECTION 2. TRANSFER OF SHARES: Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee, or legal representative. All ertificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

     SECTION 3. CLOSING TRANSFER BOOKS AND FIXING RECORD DATED: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such a meeting.

     In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

     If the stock transfer books are not closed and no record date is fixed for the determination of the shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     SECTION 4. LOST CERTIFICATES: The Board of Directors may authorize the issuance of new share certificates in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming such issuance of a new certificate. The Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of a new certificate without requiring such a bond.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     SECTION 1. DIVIDENDS: The Board of Directors may from time to time declare, and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its charter.

     SECTION 2. SEAL: The corporate seal of the corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL: and such seal, as impressed on the margin hereof is hereby adopted as the corporate seal of the corporation.

     SECTION 3. WAIVER OF NOTICE: Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or bylaws of this corporation, a waiver thereof in writing signed by the persons or person entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     SECTION 4. FISCAL YEAR: Unless otherwise ordered by the Board of Directors, the fiscal year of the corporation shall be from January 1 through December 31.

     SECTION 5. AMENDMENTS: Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.